Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-8 No. 333-230725) pertaining to NGM Biopharmaceuticals, Inc. Amended and Restated 2018 Equity Incentive Plan and NGM Biopharmaceuticals, Inc. 2019 Employee Stock Purchase Plan;
2.Registration Statements (Form S-8 Nos. 333-237243 and 333-254295) pertaining to NGM Biopharmaceuticals, Inc. Amended and Restated 2018 Equity Incentive Plan; and
3.Registration Statement (Form S-3 No. 333-238991) and related prospectus and prospectus supplements of NGM Biopharmaceuticals, Inc.;
of our reports dated March 1, 2022, with respect to the consolidated financial statements of NGM Biopharmaceuticals, Inc., and the effectiveness of internal control over financial reporting of NGM Biopharmaceuticals, Inc., included in this Annual Report (Form 10-K) of NGM Biopharmaceuticals, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Redwood City, California
March 1, 2022